UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 11, 2005 (February 8, 2005)

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2005, Kimball International, Inc. (the "Company") amended the Supplemental Employee Retirement Plan (the Plan). Executive officers James C. Thyen, Douglas A. Habig, Robert F. Schneider, Donald D.Charron, P. Daniel Miller, J. Brent Elliott, John H. Kahle, Gary W. Schwartz, Randall L. Catt and Michelle R. Schroeder ("Participants") are all eligible to participate in the Plan. The purpose of the Plan is to provide a select group of United States officers and senior managers employed by the Company with the opportunity to defer cash compensation otherwise payable to them as employees of the Company. The Plan was amended to conform with provisions of the American Jobs Creation Act of 2004. The following description is a brief summary of the amendments to the Plan. This summary is not intended to be complete, and is qualified in its entirety by reference to the Plan (2005 Revision) included as Exhibit 10.1 to this report and incorporated herein by reference.

The amendments to the Plan include:

Article 2: Changed the Plan year from a calendar year to a fiscal year basis which is July 1 through June 30.

Article 4: Eliminated the option to recharacterize a deferral under the Plan as an Elective Tax Deferred Participant Contribution under the Company's Retirement Plan.

Article 6: Changed distributions so that upon separation from Company service, distributions will be made in accordance with the Participant's elections made under Article 4 in a lump sum or in installments over a period of either five or ten years. The previous version of the Plan contained provisions that specified a lump sum distribution in the event of a Participant's separation prior to retirement. This article was also amended to add that no payment under the Plan will be made sooner than six months and a day following the Participant's separation. Finally, an amendment was made to incorporate provisions for early distribution in case of an unforeseeable emergency as defined by Internal Revenue Code Section 409A, in replacement of the previous hardship withdrawal provisions of the Plan.

Article 7: Added that a Participant's deferred compensation attributable to a Company deposit shall be distributed in the same manner as the elective deferred compensation of the Participant for the period in which that fiscal year ends. If no deferral election was made for the Participant for that period then the distribution of the Company's deposit portion of the Participant's account for that fiscal year will be lump sum.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  On February 8, 2005, Alan B. Graf, Jr. informed the Board of Directors of the Company that he would not stand for re-election as director at the next annual Share Owners' meeting to be held on October 18, 2005.  Mr. Graf indicated his decision was based on the time requirement of other commitments and responsibilities and not the result of any disagreements with the Company.  Mr. Graf will serve the remainder of his term as director.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Supplemental Employee Retirement Plan (2005 Revision)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer, Treasurer

Date: February 11, 2005

Kimball International, Inc.
Exhibit Index

Exhibit No.	Description

10.1	Supplemental Employee Retirement Plan (2005 Revision)